SCHEDULE 14A
                         (Rule 14a-101)
            INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION
  Proxy Statement Pursuant to Section 14(a) of the Securities
           Exchange Act of 1934 (Amendment No.      )

Filed by the Registrant  x
Filed by a Party other than the Registrant  o

Check the appropriate box:
o  Preliminary Proxy Statement    o Confidential, for Use of the
o  Definitive Proxy Statement      Commission Only (as permitted
x  Definitive Additional Materials      by Rule 14a-6(e)(2))
o  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

              AMERICAN INDUSTRIAL PROPERTIES REIT
        (Name of Registrant as Specified in Its Charter)

                         Not Applicable
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
o    $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  or
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.
o    $500  per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).
o    Fee  computed  on table below per Exchange  Act  Rules  14a-
     6(i)(4) and 0-11.

      (1) Title of each class of securities to which transaction applies:

      (2) Aggregate number of securities to which transaction applies:

          (3) Per unit price or other underlying value of transaction computed pursuant to
          Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

x     Fee paid previously.


o Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:



   American Industrial Properties Letterhead appears here.

                       ****NOTICE****

         PLEASE VOTE AMERICAN INDUSTRIAL PROPERTIES'
                  ENCLOSED BLUE PROXY CARD.

November 28, 1995


Dear Fellow Shareholders:

American Industrial Properties has in the past always sent a white proxy card to its shareholders; however, for this years' annual meeting, we have been required to use a BLUE PROXY CARD because Paul Koether has initiated another hostile proxy contest and this time Koether is using a white proxy card to wage his campaign.

Koether is continuing to waste the Trust's and your time and money on what we believe is yet another expensive and unproductive attempt to seize control of the Trust. He has changed the name of his company from American Holdings to Pure World and has sent you a white proxy card even though he has always used a blue proxy card in prior campaigns against the Trust. We believe Koether is attempting to confuse shareholders and mislead those who have rejected his agenda in the past into voting for him and his associates by using a white proxy card.

              SAME OLD AGENDA  KOETHER'S AGENDA

In previous correspondence to you, we questioned Koether's changing agenda and whether he was being straightforward about his intentions towards the Trust. Koether began by claiming that his company, American Holdings, was in the real estate business. Now he has abandoned that claim and instead describes his renamed company, Pure World, as being in the "natural products" business. In his current proxy materials, he once again refuses to disclose his plans for the Trust. We believe that Koether's constantly changing story is meant to disguise his true agenda, which we believe is solely for his benefit and not for the benefit of all shareholders. The question is what is Koether's true agenda?

      Is it liquidation? Koether stated last year that the Trust should be liquidated.

      Is it a sale of the Trust? Koether then stated that we should sell the Trust.

           Is it to rely on Koether to successfully grow the Trust? Koether finally stated in his proxy materials last year that shareholders should rely on him to grow the Trust.

                             OR

    IS KOETHER SEEKING CONTROL TO FURTHER HIS OWN AGENDA?

We believe that Koether wants to seize control of a publicly traded operating company to accommodate his hidden agenda. But he refuses to share that agenda with the shareholders of the Trust, resorting instead to vague promises to "maximize shareholder value". Ask yourself, how can Koether possibly maximize shareholder value if he doesn't have a plan, and if he does have a plan, why does he continue to conceal it from you.

Whatever Koether's plans may be, we believe it is safe to assume that they serve his interests and not those of the Trust and its shareholders. Shareholders should be aware that Koether and his associates have been labeled greenmailers by several courts. In addition, Koether has never (according to SEC reports) distributed a single cash dividend to the common shareholders of Pure World since he seized control of that company in 1988 when it was known as Computer Technologies.

               KOETHER'S "BACK DOOR" PROPOSAL

Koether  has  proposed  several amendments  to  the  Trust's
Bylaws, all of which are designed to promote his agenda which you, as shareholders of the Trust, rejected last year when Koether failed to receive the vote necessary to elect his nominees as Trust Managers. In trying to promote these self-serving amendments, Koether has failed to inform you of the following:

          The Bylaws of the Trust, consistent with the Texas REIT Act, have always provided that a 66 2/3% vote of all outstanding shares is required to elect new Trust Managers. Your current Trust Managers were validly elected under this standard.

           Koether is attempting to circumvent the Bylaws of the Trust by his "back door" proposal to amend the provisions related to future amendments of the Bylaws, including the voting provisions. We have prevented Koether's attempt by clarifying the Bylaws to specifically state that a 66 2/3% vote is required to amend provisions which currently require a 66 2/3% vote (such as the election of new Trust Managers). Notwithstanding this 66 2/3% requirement, Koether has threatened court action if he gets a majority vote and the Trust Managers refuse to conform to his amendments. We believe that this litigation would be a wasteful and unproductive exercise for the Trust and ultimately not successful for Koether.

           Koether doesn't tell you that all other NYSE-listed REITs formed under the Texas REIT Act, including Weingarten Realty Investors, Camden Property Trust and Columbus Realty Trust, require a 66 2/3% vote to elect Trust Managers. We believe this is because Koether doesn't want to acknowledge that the Trust's Bylaws are consistent with the Texas REIT Act and with industry practice for other Texas REITs.

Why is Koether attempting to promote these "back door" amendments to change the voting provisions of the Trust? The answer is simple -- we believe Koether wants to seize control of the Trust by any means possible to further his own agenda. In fact, Koether himself has admitted to utilizing coercive tactics to achieve his agenda. In his current proxy, Koether states that "If our nominees are elected, these endless and senseless confrontations will end". Please be assured that we will not be coerced in this manner into accepting Koether's agenda, which we believe is not in the best interests of the Trust or its shareholders.


            KOETHER'S CAMPAIGN OF MISINFORMATION

In his attempt to gloss over his purported Bylaw amendments, Koether has complained about the Trust's recent amendments to the Bylaws. Not surprisingly, Koether has completely misstated the effect of and the reasons for these Bylaw changes, which have been made to conform the Trust to recent modifications in the Texas REIT Act and otherwise to align the Trust with standard practices in the REIT industry. The Trust's Bylaws have always provided for a 66 2/3% vote of all outstanding shares to elect new Trust Managers. Koether's allegation that the Trust Managers have amended the Bylaws to override previous shareholder votes is outrageous and simply untrue.

In summary, we believe that Koether has again chosen to engage your Trust in a time consuming and wasteful proxy contest simply to promote his own agenda. Because we believe it is important to keep you informed, we will be communicating with you throughout this process to ensure you receive all the information necessary to vote your proxy.

We urge you to vote the TRUST'S BLUE PROXY CARD and once again reject Koether's attempt to seize control of the Trust. If you have any further questions, please feel free to call us at our toll free number 1-800-550-6053, and ask to speak with me. I will look forward to your call.

                         Very truly yours,
                         AMERICAN INDUSTRIAL PROPERTIES REIT

                         /s/ Charles W. Wolcott

                         Charles W. Wolcott
                         President and CEO





                          IMPORTANT


1.         Be  sure  to vote only on the TRUST'S BLUE  PROXY
     CARD. WE URGE YOU NOT TO SIGN ANY WHITE PROXY CARDS YOU
     RECEIVE   FROM  PURE  WORLD,  PAUL  KOETHER  OR   THEIR
     ASSOCIATES.

2. If your shares are held in "street name," only your broker or banker can vote your shares and only upon receipt of your specific instructions. Please return the TRUST'S BLUE PROXY CARD in the envelope provided or contact the person responsible for your account and instruct that individual to vote the TRUST'S BLUE PROXY CARD on your behalf today.

3. If you have executed Pure World's white proxy card you have every right to change your vote by signing, dating and returning the TRUST'S BLUE PROXY CARD. Any proxy may be revoked by a later-dated proxy. Only your latest dated proxy will count at the Annual Meeting of Shareholders.

4. If you have any questions or need assistance in voting your shares, please feel free to contact me, Charles Wolcott, at our toll-free number, 1-800-550-6053, or contact Corporate Investor Communications at 1-800-346-7885.

5. If you wish to vote on Pure World's proposal to amend the Bylaws, you may do so on the TRUST'S BLUE
     PROXY CARD.

6. If you do not indicate how your shares should be voted, the Proxy will be voted AGAINST Pure World's proposal and in the discretion of the proxies with respect to all other matters that may properly come before the meeting.



(PROXY CARD)

             AMERICAN INDUSTRIAL PROPERTIES REIT
   This Proxy is Solicited on Behalf of the Trust Managers
           of American Industrial Properties REIT
         Annual Meeting to be held December 13, 1995


P       The undersigned hereby appoints William H. Bricker
     and
R    Charles W. Wolcott, and each of them, as Proxies, each
O    with the power to appoint his substitute, and hereby
X    authorizes them to represent and vote all of the
Y undersigned's Shares of Beneficial Interest in the Trust, held of record on November 9, 1995, at the Annual Meeting of Shareholders to be held on December 13, 1995 or at any postponements or adjournments thereof, on the proposals set forth on the reverse side, as directed.

          This proxy, when properly executed, will be voted in the manner described above. If no direction is made, the Proxy will be voted FOR the first and second proposals and AGAINST the third proposal. The Proxies will vote with respect to the fourth proposal according to their best judgment. Please sign exactly as your name appears on your Share certificate. When Shares are held in more than one name, all parties should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.

                                                  SEE
                                                REVERSE
CONTINUED AND TO BE SIGNED ON REVERSE SIDE       SIDE

--------------------------------------------------------

(X) Please mark votes as in this example.

1. Election of Trust Managers*    FOR     WITHHELD
Nominees:  William H. Bricker     /  /       /  /
       and Charles W. Wolcott

/ /*To withhold authority to vote for either of the above nominees, write that nominee's name on the line above.

2.  Ratification of the selection   FOR  AGAINST  ABSTAIN
of Ernst & Young as independent     /  /   /  /     /  /
auditors.

3.  Amendments of the Bylaws (i)  AGAINST  FOR   ABSTAIN
to require the vote of a majority   /  /   /  /    /  /
of outstanding shares to amend the
Bylaws, to elect Trust Managers,
and to fill Trust Manager vacancies
by Shareholders; (ii) to eliminate      (Instruction:  To
any notice requirements for            vote against any of
shareholder proposals, including the   the proposed Bylaws,
nomination of Trust Managers; (iii)    you must vote against
to require an incumbent Trust Manager   all).
who fails to receive a plurality of
votes cast at a meeting to resign
after electing as a successor the
nominee who received a plurality;
and (iv)to permit a holder of 9% of
the outstanding shares to call a
shareholders meeting.

4.  IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
     UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE
     ANNUAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENTS
     THEREOF.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  /  /

By signing and returning this Proxy, the undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement delivered herewith.


Signature_________________________Date________________

Signature_________________________Date________________

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN
     THE ENCLOSED ENVELOPE.